ALLIED ASSET ADVISORS FUNDS
AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of this 13th day of December, 2006, to the Distribution Agreement dated as of the 26th day of August, 2002, as amended August 16, 2006, (the "Agreement"), is entered by and among ALLIED ASSET ADVISOR FUNDS, a Delaware statutory trust (the “Trust”), ALLIED ASSET ADVISORS, INC., a Delaware corporation, (the “Adviser”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

Effective September 1, 2006, Exhibit B, the fee schedule of the Agreement is hereby superseded and replaced with Exhibit B, the fee schedule attached hereto.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

ALLIED ASSET ADVISOR FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Bassam Osman	By: /s/ James Schoenike
Name: James Schoenike
Name: Bassam Osman

Title: President	Title: President

ALLIED ASSET ADVISORS, INC.

By: /s/ Bassam Osman
Name: Bassam Osman

Title: President

Schedule B
to the Distribution Agreement
by and among
Allied Asset Advisors Funds
Allied Asset Advisors, Inc.
and Quasar Distributors, LLC
As of September, 2006

Fees

Basic Distribution Services

•	Fee at the annual rate of .01 of 1% (one basis point) of the Fund’s average daily net assets, payable monthly in arrears
•	Minimum annual fee: first fund – $12,000; each additional fund -- $3,000
After 12 months, minimum on first fund increases to $15,000

Advertising Compliance Review/NASD Filings

•	$175 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video) thereafter.
Non-NASD filed materials, e.g. Internal Use Only materials:
•	$100 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video) thereafter.
NASD Expedited Service for 3 day turnaround:
•	$650 for the first 10 pages (minutes if audio or video) $25 per page (minutes if audio or video) thereafter. (Comments are faxed. NASD may not accept expedited request.)

Licensing of Investment Advisor’s Staff (if desired)

•	$900 annual fee per registered representative (“RR”).
Quasar is limited to these licenses for sponsorship: 6 7 24 26 27 63 66 63/65
•	All associated NASD and State fees for RRs, including license and renewal fees.

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

•	typesetting, printing and distribution of Prospectuses and shareholder reports
•	production, printing, distribution and placement of advertising and sales literature and materials
•	engagement of designers, free-lance writers and public relations firms
•	long-distance telephone lines, services and charges
•	postage
•	overnight delivery charges
•	NASD registration fees
(NASD advertising filing fees are included in Advertising Compliance Review section above)
•	record retention
•	travel, lodging and meals

Schedule B
to the Distribution Agreement
by and among
Allied Asset Advisors Funds
Allied Asset Advisors, Inc.
and Quasar Distributors, LLC
at September, 2006

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Securities Lending Services
• Distribution Services
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.